SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                           INFORMATION REQUIRED IN
                               PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            KELLY SERVICES, INC.
               (Name of registrant as specified in its charter)

                            KELLY SERVICES, INC.
                  (Name of person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: ______
        ______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies: ________
        ______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction: _____________________

        ______________________________________________________________________

    (5) Total fee paid:
        ______________________________________________________________________

[ ] Fee paid previsouly with preliminary materials:____________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: _____________________________________________

     (2) Form, schedule or registration statement no.: _______________________

     (3) Filing party: _______________________________________________________

     (4) Date filed: _________________________________________________________


                                   [LOGO]

                             KELLY SERVICES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 20, 1997

To the Stockholders of
Kelly Services, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 20, 1997 at 11 o'clock in the forenoon, Eastern Daylight Time, for the following purposes:

      1. To elect Directors as set forth in the accompanying Proxy Statement.

      2. To ratify the appointment of Price Waterhouse LLP as independent accountants.

      3. To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only holders of the Company's Class B common stock of record at the close of business on March 24, 1997 will be entitled to notice of and to vote at the meeting.

      To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

                                                   By Order of the Board of
                                                   Directors
April 25, 1997
999 West Big Beaver Road
Troy, Michigan 48084-4782                          EUGENE L. HARTWIG
                                                       Secretary

                             KELLY SERVICES, INC.
                           999 West Big Beaver Road
                          Troy, Michigan 48084-4782

                                                               April 25, 1997

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (hereinafter called the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 20, 1997 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 25, 1997. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or appearing in person at the meeting any time prior to the exercise of the powers conferred thereby.

      If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of the directors, designated Proposal 1 on the proxy, FOR the proposal to ratify the selection of independent accountants, designated Proposal 2 on the proxy, and on any other matters that properly come before the Annual Meeting in the manner as set forth on the proxy. Abstentions (including broker non-votes) are not counted as votes cast in the tabulation of votes on any matter submitted to stockholders.

      Stockholders on the record date will be entitled to one vote for each share held.

      At the close of business on March 24, 1997, the outstanding number of voting securities (exclusive of treasury shares) was 3,581,924 shares of the Class B common stock, having a par value of $1.00. Class B common stock is the only class of the Company's securities with voting rights.

                       Securities Beneficially Owned by
                    Principal Stockholders and Management

      Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

      Set forth in the following table are the beneficial holdings on March 1, 1997, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

 Name and Address                                           Number of Shares       Percent
        of                                                    and Nature of           of
Beneficial Owners                                       Beneficial Ownership (a)    Class
-----------------                                       ------------------------    -----
W. R. Kelly .........................................          2,189,840(b)          61.1
  999 W. Big Beaver Road
  Troy, Michigan 48084

T. E. Adderley ......................................          1,024,726(c)          28.6
  999 W. Big Beaver Road
  Troy, Michigan 48084

First Chicago NBD Corporation. ......................            195,091(d)           5.4
  One First National Plaza
  Chicago, Illinois 60670

(a) Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b) All shares directly held. Because of his substantial stockholdings, Mr. Kelly may be deemed to be a "control person" of the Company under applicable regulations of the Securities and Exchange Commission.

(c) Includes 952,100 shares directly held; 71,825 shares in an irrevocable trust, of which he is beneficiary; 625 shares held in five separate trusts of which he is co-trustee with sole or shared voting and investment power, in which he has no equity interest; and 176 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(d) Based upon a report filed by First Chicago NBD Corporation with the Securities and Exchange Commission on Schedule 13G upon which the company relies for the information presented. The report indicates that the number of shares of common stock owned by the reporting person are:
    123,141, sole voting power; 71,825, shared voting power; 110,328, sole dispositive power; and 84,263, shared dispositive power.

      Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on March 1, 1997, on the basis described above, of each director and the nominees for election, and all directors and officers as a group.

                                                             Class A Common Stock             Class B Common Stock
                                                        -----------------------------    -------------------------------
                                                          Number of Shares     Percent     Number of Shares     Percent
                    Directors and                           and Nature of         of         and Nature of         of
                       Nominees                         Beneficial Ownership    Class    Beneficial Ownership    Class
                    -------------                      ---------------------   -------  ---------------------   -------
W. R. Kelly .........................................        14,770,661(a)       42.8          2,189,840(d)       61.1
T. E. Adderley ......................................         3,294,223(b)(c)     9.6          1,024,726(e)       28.6
M. A. Fay, O.P.......................................                 0            *                   0            *
C. V. Fricke ........................................             4,392            *                 781            *
H. E. Guenther ......................................             3,402            *                 875            *
V. G. Istock ........................................             2,175            *                 875            *
B. J. White .........................................               800            *                   0            *
All Directors and
  Executive Officers as
  a group ...........................................        18,243,646(c)       52.9          3,218,624          89.9

* Less than 1%

(a) All shares directly held except 568,324 shares owned by Mr. Kelly's wife, in which he disclaims beneficial interest.

(b) Includes 703,372 shares directly held; 310,612 shares in an irrevocable trust, of which he is beneficiary; 2,227,092 shares held in eleven separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; 52,009 shares held by Mr. Adderley and his wife as custodian for certain of his minor children under the Michigan Uniform Gifts to Minors Act, in which he has no equity interest; 1,138 shares owned by Mr. Adderley's wife, in which he disclaims beneficial interest.

(c) Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days.

(d) See footnote (b) to first table.

(e) See footnote (c) to first table.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                              Board of Directors

      The business, property and affairs of the Company are managed by the Board of Directors, which establishes broad corporate policies and performance objectives, but is not involved in the day-to-day operating details. Regular meetings of the Board of Directors are held in each quarter and special meetings are scheduled when required. The Board held four meetings during the last fiscal year.

      The Board of Directors has a standing Audit Committee, composed of Messrs. Fricke, Guenther, Istock and White, which held four meetings in 1996. The Audit Committee's purpose is to review the scope of the work and fees of the independent accountants and to review with the independent accountants their report or opinion on the Company's financial statements.

      During 1996 the Board of Directors did not have a nominating committee. The Compensation Committee whose functions are described in the Compensation Committee Report on page 5 of this Proxy Statement held five meetings in 1996 and is composed of Messrs. Fricke, Guenther and White.

      All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees on which each served, except for Mr. Kelly who missed satisfying 75 percent attendance by one meeting.


                             Compensation of Directors

      Directors of the Company who are not salaried officers are paid an annual retainer fee of $21,000, a fee of $1,000 for each meeting of the Board of Directors attended and a fee of $800 for each meeting of a committee of the Board of Directors attended. In addition, under the Non-Employee Director Stock Award Plan approved by the stockholders in 1995, each non-officer Director receives an annual grant of shares of the Company's Class A common stock equal in value to one-half of the Director's annual retainer fee.



                        COMPENSATION COMMITTEE REPORT

                       COVERING EXECUTIVE COMPENSATION

      The Company's compensation program for executives is administered by the Compensation Committee of the Board of Directors consisting of Messrs. Fricke, Guenther and White, each of whom is an outside director. The Committee has responsibility for review and final approval of all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 1996, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Performance Incentive Plan (the Company's long-term incentive plan) and makes recommendations with respect to granting awards under such plan subject to review and approval by a majority of the full complement of those members of the Board of Directors who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission.

Compensation Principles

      The philosophy underlying the Company's executive compensation program has the following goals: (a) to align key executive and management employees with the Company's strategic and financial objectives; (b) to attract, retain and motivate a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote appreciation of the common interests of stockholders, executives and key management employees.

      Total compensation is directly related to the successful achievement of the Company's performance objectives. Short-term objectives are established on an annual basis, the achievement of which is rewarded annually. Long-term objectives are linked to a two-to-five-year performance period, the achievement of which will be rewarded accordingly. All compensation, other than stock options and restricted stock awards, whether in the form of salary, short-term incentive awards, grants of performance shares, or cash equivalents, will be based on successful accomplishment of periodically established objectives reflecting the Company's business and financial goals.

      Performance objectives, which are identified as short or long-term, provide standards for the measurement of Company and unit performance. Some performance objectives are Company-wide; others will vary, depending on individual responsibilities, groups of employees or particular projects and plans.

      The Company has reviewed the nondeductibility of executive compensation in excess of $1 million as required under Section 162(m) of the Internal Revenue Code. At the Annual Meeting of Stockholders held on May 21, 1996 a proposal was approved setting forth performance-based, objective criteria governing whether performance shares awarded under the Company's Performance Incentive Plan will be subject to forfeiture in whole or in part over the award period. The Company's purpose in securing such approval was to preserve the Company's tax deduction for awards of such performance shares made to its Chief Executive Officer and those executives at or above $150,000 in base salary whose annual compensation may in the future exceed $1 million.

      In order to encourage substantial stock ownership by the Company's senior executives so as to align their interests more closely with the stockholders' interests, the Committee has approved share ownership guidelines as objectives to be worked toward by these executives. The guideline for the Chief Executive Officer is ownership of shares having a value five times his base salary; for executive vice presidents, four times base salary and for senior vice presidents, three times base salary.

      The following is a discussion of the major elements of the Company's executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1996 compensation of Mr. Adderley as the Company's Chief Executive Officer.

Annual Compensation

      Annual cash compensation for executive officers consists of base salaries and, for 1996, short-term incentive awards earned under the Company's Short-Term Incentive Plan. Base salaries for executive officers are targeted to be competitive with the marketplace identified by national surveys of executive compensation in which the Company periodically participates and which are recognized and credible within the professional field of compensation management. Because the Company competes for executive-level personnel beyond the temporary help industry, the companies included in the surveys referred to above are not the same as those included in the Industry Index presented in the performance graph in the Company's Proxy Statement. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

      Competitive assessments incorporate benchmarking against companies having similar revenue, not in the temporary help industry, and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary increase budget for all officers.

      For 1996, Mr. Adderley received a 5.4 percent salary increase from $650,000 to $685,000 to bring his annualized base salary more in line with the median base salaries of chief executive officers of other companies of comparable size.

      Annual incentive awards for executive officers paid under the Short-Term Incentive Plan required that the Company achieve a certain level of pre-tax earnings as established by the Committee at its March 1996 meeting. Because the Company exceeded the threshold pre-tax earnings objective established for 1996, the Committee approved short-term incentive awards based upon a percentage of the individual executive's target award combined with an assessment of unit performance.

      Mr. Adderley's 1996 Short-Term Incentive Plan Award was based entirely on the Company's pre-tax earnings performance as described above. Based upon the award payout schedule established at the time the pre-tax earnings target was set, Mr. Adderley's award was determined to be $292,000.

      Awards for other executive officers, including the four executive officers named in the accompanying table ("Named Executives"), were determined based on the Company's pre-tax earnings results combined with an assessment of their unit performance, except for Messrs. Barranco and Thompson whose awards were based entirely on the Company's pre-tax earnings.

Long-Term Compensation

      The long-term incentive compensation for executive officers can consist of cash and stock-based awards made under the Company's Performance Incentive Plan. Non-Qualified Stock Options, Incentive Stock Options and, in the case of certain senior executives, Restricted Stock Awards and long-term Performance Share Awards, are currently the only type of awards outstanding under the Performance Incentive Plan.

      During 1996, a review of compensation components for chief executive officers in companies of similar size indicated that Mr. Adderley's compensation was substantially below competitive levels. As a result, the Committee during 1996 recommended that Mr. Adderley be awarded a Non-Qualified Stock Option to purchase 69,000 shares of Class A common stock and an Incentive Stock Option to purchase 3,000 shares of Class A common stock to bring his total compensation package more in line with competitive practice.

      The decision to grant stock options is considered periodically by the Committee during each year. Grants may be given to new hires, employees promoted to new positions and other key managers and executives as deemed appropriate by the Committee. Grant size is determined based on a guideline of option shares for each management level that is generally competitive with the median level of grants awarded by companies of similar size. Decisions regarding the size of individual grants take into consideration the number of outstanding, unexercised shares available to the individual compared to the targeted guideline of the number of shares for the respective management level of the employee.

      In 1996, Mr. Adderley and 12 of the most senior officers of the Company were granted long-term Performance Share Awards of the Company's Class A common stock under the Company's Performance Incentive Plan. The Performance Share Awards will be earned based on the Company's cumulative earnings per share over the 1996-1998 performance cycle. The award in Mr. Adderley's case was for 12,000 shares.

Conclusion

      The Committee believes that the Company's executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating senior officers as well as maintaining an appropriate focus on increasing stockholder value.

                                            HAROLD E. GUENTHER
                                            CEDRIC V. FRICKE
                                            B. JOSEPH WHITE

                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers of the Company:

                                                                      Long-Term
                                                                    Compensation
                                                                    ------------
                                     Annual Compensation               Awards
                                     -------------------   ------------------------------
                                                              Restricted       Securities
          Name and                                               Stock         Underlying       All Other
     Principal Position       Year    Salary      Bonus     Award(s)($)(1)    Options (#)    Compensation(2)
     ------------------       ----    ------      -----    ----------------   -----------   -----------------
T. E. Adderley                1996   $676,250   $292,000                         72,000          $106,657
  President and Chief         1995    650,000    241,000       $442,500          30,000           170,064
  Executive Officer           1994    590,000    531,000        381,500          22,000           112,320
R. G. Barranco                1996   $395,000   $127,000                         30,000          $ 30,060
  Executive Vice President,   1995    380,000    106,000       $191,750          15,000            35,160
  Operations                  1994    323,334    206,000        163,500          12,000            25,400
R. E. Thompson                1996   $395,000   $127,000                         30,000          $ 30,060
  Executive Vice President,   1995    380,000    106,000       $191,750          15,000            35,160
  Administration              1994    323,334    206,000        163,500          12,000            24,380
R. H. McNabb(3)               1996   $287,500   $ 68,000                         15,000          $ 20,850
  Senior Vice President-      1995    241,333     60,000       $ 94,400           8,000            16,663
  Business Solutions and      1994     69,323     36,400         84,000           7,000             3,267
  General Manager
P. K. Geiger                  1996   $267,500   $ 72,000                         15,000          $ 19,710
  Senior Vice President and   1995    249,583     61,000       $ 94,400           8,000            20,914
  Chief Financial Officer     1994    200,000     99,000         90,750           7,000            13,239

----------------
(1) Restricted Shares of the Company's Class A common stock, which vest in three equal annual installments beginning one year after the date of grant, were awarded in May 1995 and May 1994. The above amounts represent the fair market value of the entire award for each executive officer at the grant date. The number of shares awarded in 1995 and 1994, respectively, were: T.
    E. Adderley, 15,000 and 14,000; R. G. Barranco, 6,500 and 6,000; R. E.
    Thompson, 6,500 and 6,000; R. H. McNabb, 3,200 and 3,000; P. K. Geiger, 3,200 and 3,000. Dividends are payable on Restricted Shares.


      At December 31, 1996, the aggregate number of Restricted Shares of the Company's Class A common stock held by the executive officers named in the Summary Compensation Table and the value

                                      8


of these shares, based upon the $27.00 per share closing price of the Company's Class A common stock on that date, were as follows:

                                                         Number of
                         Name                             Shares      Value
                         ----                            ----------   -----

T. E. Adderley ......................................     29,000    $783,000
R. G. Barranco ......................................     12,500     337,500
R. E. Thompson ......................................     12,500     337,500
R. H. McNabb ........................................      6,200     167,400
P. K. Geiger ........................................      6,200     167,400

(2) Represents company contributions to non-qualified defined contribution/deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan. The amount reported above for Mr. Adderley includes contributions of $51,622, $99,204 and $65,520 for 1996, 1995 and 1994, respectively, made because he would have earned a greater benefit had he remained under a defined benefit Retirement Plan which was terminated December 31, 1988.

(3) Mr. McNabb became an employee of the Company in 1994 and resigned effective March 28, 1997.

Option Grants in 1996

      The following table shows all grants of stock options to the officers named in the Summary Compensation Table above in 1996. The exercise price of all such options was the fair market value on the date of grant except that the option for 3,000 shares granted to Mr. Adderley at $34.10 was at 110% of the fair market value of $31.00 on the date of the grant. With respect to this option for 3,000 shares awarded to Mr. Adderley, fifty (50%) percent are exercisable one year after the date grant with an additional twenty-five (25%) percent exercisable on each of the next two anniversary dates of the grant. Of the remaining options awarded, twenty (20%) percent are exercisable one year after the grant date with an additional twenty (20%) percent exercisable on each of the next four anniversary dates. Upon exercise of an option, an officer purchases all or a portion of the shares covered by the option by paying the exercise price multiplied by the number of shares as to which the option is exercised, either in cash or by surrendering common shares already owned by the officer.

                                 Individual Grants
---------------------------------------------------------------------------
                                                                                Potential Realizable Value at
                      Number of                                                  Assumed Annual Rates of Stock
                      Securities    % of Total                                 Price Appreciation for Option Term
                      Underlying    Options                                    ----------------------------------
                      Options       Granted to
                      Granted       Employees      Exercise or   Expiration
       Name             (#)       in Fiscal Year   Base Price       Date       0%         5%            10%
       ----           ----------  --------------   ----------       ----       --         --            ---
T. E. Adderley  ..      3,000                        $34.10       03/18/01     0      $   28,264     $   62,455
                       69,000                         31.00       03/18/06             1,345,206      3,409,015
                       ------                                                         ----------      ---------
                       72,000         15.77                                           $1,373,470     $3,471,470

R. G. Barranco  ..      3,000                        $31.00       03/18/06     0      $   58,487     $  148,218
                       27,000                         31.00       03/18/06               526,385      1,333,962
                       ------                                                         ----------      ---------
                       30,000          6.57                                           $  584,872     $1,482,180

R. E. Thompson  ..      3,000                        $31.00       03/18/06     0      $   58,487     $  148,218
                       27,000                         31.00       03/18/06               526,385      1,333,962
                       ------                                                         ----------      ---------
                       30,000          6.57                                           $  584,872     $1,482,180

R. H. McNabb  ....      3,000                        $31.00       03/18/06     0      $   58,487     $  148,218
                       12,000                         31.00       03/18/06               233,949        592,872
                       ------                                                         ----------      ---------
                       15,000          3.29                                           $  292,436     $  741,090

P. K. Geiger  ....      3,000                        $31.00       03/18/06     0      $   58,487     $  148,218
                       12,000                         31.00       03/18/06               233,949        592,872
                       ------                                                         ----------      ---------
                       15,000          3.29                                           $  292,436     $  741,090

      The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the Securities and Exchange Commission's rules and therefore are not intended to forecast possible future appreciation of the stock price of the Company. As shown in the 0% column above, no gain to the named officers or all employees is possible without appreciation in the price of the Company's common stock, which will benefit all stockholders. For example, in order for any of the named officers to realize the potential values set forth in the 5% and 10% columns in the table above with respect to the exercise price of $31.00 (the fair market value on the date of the grant), the price per share of the Company's Class A common stock would be approximately $50.50 and $80.41, respectively, as of the expiration date of their options.


Option Exercises During 1996 and Year-End Option Values

      The following table shows stock option exercises during 1996 by each of the officers named in the Summary Compensation Table and the value of unexercised options at December 31, 1996:

                                                                 Number of
                                                           Securities Underlying
                                                            Unexercised Options       Value of Unexercised In-the-Money
                                                              at Year End (#)                Options at Year End
                     Shares Acquired                    ---------------------------    --------------------------------
       Name          on Exercise (#)   Value Realized   Exercisable   Unexercisable    Exercisable      Unexercisable
       ----          ---------------   --------------   -----------   -------------    -----------      -------------
T. E. Adderley  ..          0                0           36,900        118,100          $    0            $    0
R. G. Barranco  ..          0                0           16,200         54,800          $5,400            $3,600
R. E. Thompson  ..          0                0           16,200         54,800          $5,400            $3,600
R. H. McNabb  ....          0                0            4,400         25,600          $    0            $    0
P. K. Geiger  ....          0                0            6,900         27,600          $2,250            $2,250

Long-Term Incentive Plans -- Awards in Last Fiscal Year Table

      The following table provides information on performance share awards made by the Company in 1996 under the Company's Performance Incentive Plan.

            Long-Term Incentive Plans -- Awards in Last Fiscal Year

                                                      Estimated Future Performance
                                                      Share Payouts Under Non-Stock
                      Number of      Performance or       Price Based Plans
                     Performance     Other Period     -----------------------------
                     Shares (1)    Until Maturation   Threshold   Target    Maximum
       Name              (#)          or Payout          (#)        (#)       (#)
       ----          -----------   ------------       ---------   -----     -------
T. E. Adderley  ..     12,000         1996-1998           0       12,000    12,000
R. G. Barranco  ..      5,000         1996-1998           0        5,000     5,000
R. E. Thompson  ..      5,000         1996-1998           0        5,000     5,000
R. H. McNabb  ....      2,500         1996-1998           0        2,500     2,500
P. K. Geiger  ....      2,500         1996-1998           0        2,500     2,500

----------------
(1) Each performance share awarded in 1996 consisted of one share of the Company's Class A Common Stock, contingently granted and earned based on the Company's cumulative earnings per share over the three year 1996-1998 performance period. During the performance period, the shares are issued and outstanding and the executive officer to whom the award has been made has the right to receive dividends thereon.

Performance Graph

      The following graph compares the cumulative total return of the Company's Class A common stock, with that of the NASDAQ Stock Market Index, a Peer Group Index, and the S&P Services (Commercial & Consumer) Index for the five years ended December 31, 1996. The graph assumes an investment of $100 on January 1, 1991 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN Kelly Services, NASDAQ Stock Market Index, Peer Group Index
                 and S&P Services (Commercial & Consumer) Index

                             [ PERFORMANCE GRAPH ]

                                                      1991   1992   1993   1994   1995   1996
                                                      ----   ----   ----   ----   ----   ----
  Kelly Services                                      100    142    115    117    121    121
  NASDAQ Stock Market Index                           100    116    134    131    185    227
  Peer Group Index (See note 1)                       100    116    143    204    241    268
  S&P Services (Commercial & Consumer) (See note 2)   100     99     96     88    119    123

Notes:

1. The Peer Group Index consists of other U.S. temporary help service companies selected by the Company which have a stock market capitalization of more than $100,000,000. The index includes: CDI Corp., Manpower Inc., Olsten Corp., and Robert Half International Inc. (all of which are traded on the NYSE).

2. The S&P Services (Commercial & Consumer) Index, formerly known as the S&P Specialized Services Index, consists of the following service companies: H & R Block Inc., CUC International Inc., Dun & Bradstreet Corp., HFS Inc., and Service Corp. International.

                                      11

                   Matters to be Brought Before the Meeting
                            Election of Directors
                                  Proposal 1

      The Board of Directors is divided into three classes with each class elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at seven (7).

      The Board of Directors recommends that the three (3) nominees named below be elected to serve as Directors. Each of the nominees will serve for a three (3) year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ended January 2, 2000.

      The shares represented by the enclosed form of proxy, when properly executed by a stockholder of record, will be voted at the Annual Meeting, or any adjournment thereof, as designated thereon if unrevoked at the time of the meeting. If a nominee is unavailable for election for any reason on the date of the election of the Directors (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the meeting. The Directors will be elected by a majority of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the meeting.

      The name and age of the nominees and for each person whose term of office as a Director will continue after the meeting as of March 1, 1997, their present occupations or employment during the past five years and other data regarding them, based upon information received from the respective individuals, are hereinafter set forth:

                            Year of                                                              Year First
                         Expiration of                         Principal                         Elected as
     Name and Age        Elective Term                         Occupation                         Director
     ------------        -------------                         ----------                         --------
                   Nominees for Election as Director to be Elected for a Three-Year Term
M. A. Fay, O.P.  .....                   President of the University of Detroit Mercy;
    Age 62                                 Director of First Chicago NBD Corporation.
C. V. Fricke .........        1997       Professor Emeritus, University of Michigan-Dearborn        1978
    Age 68
V. G. Istock .........        1997       Chairman, President and Chief Executive Officer of         1991
    Age 56                                 First Chicago NBD Corporation; Chairman and Chief
                                           Executive Officer of First National Bank of Chicago;
                                           and Chairman and Chief Executive Officer of NBD Bank,
                                           Michigan

                                       Directors Continuing in Office

T. E. Adderley(a)(b) .        1998       President and Chief Executive Officer of the Company;      1962
    Age 63                                 Director of Detroit Edison Company; Director of
                                           First Chicago NBD Corporation.
H. E. Guenther  ......        1998       Retired Senior Vice President, Kemper Financial            1985
    Age 69                                 Services, Inc.
W. R. Kelly ..........        1999       Chairman of the Board of the Company                       1952
    Age 91
B. J. White ..........        1999       Dean and Professor of Business Administration of the       1995
    Age 49                                 University of Michigan School of Business
                                           Administration; Director of Equity Residential
                                           Property Trust; Director of Falcon Building
                                           Products, Inc.; Director of Union Pump Co., Inc.

(a) Mr. Adderley is a director and executive officer of all subsidiaries of the Company.

(b) Mr. Adderley is the son of Mr. Kelly.

                  Relationship with Independent Accountants
                                  Proposal 2

      The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as independent accountants of the Company for the current fiscal year ending December 28, 1997, subject to ratification by the stockholders. This firm has served as independent accountants for the Company for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

      It is recommended by the Board of Directors that the proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the year 1997 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of Price Waterhouse LLP as independent accountants for the year 1997.

      The proposal to ratify the appointment of Price Waterhouse LLP will be carried if it receives the affirmative vote of the holders of a majority of the Company's Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting.

                            Stockholder Proposals

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than December 19, 1997.

                                Other Matters

      At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the meeting. If any other matters do properly come before the meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

      A copy of the Company's printed Annual Report as of December 29, 1996, the close of the Company's latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

      It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.

                                      By Order of the Board of Directors

                                      EUGENE L. HARTWIG
                                             Secretary

[FRONT OF PROXY CARD]

                            KELLY SERVICES, INC.
                          999 West Big Beaver Road
                            Troy, Michigan 48084

                   Solicited by the Board of Directors
            for the Annual Meeting of Stockholders on May 20, 1997

The undersigned hereby appoints as Proxies William R. Kelly, Terence E. Adderley, and Eugene L. Hartwig, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the "Company") held of record by the undersigned on March 24, 1997 at the Annual Meeting of Stockholders to be held on May 20, 1997 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE AND SIGN ON REVERSE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

_________________________                       _________________________

_________________________                       _________________________

_________________________                       _________________________

-------------------------------------------------------------------------------
[BACK OF PROXY CARD]

PLEASE MARK VOTES AS IN THIS EXAMPLE /X/

KELLY SERVICES, INC.
CLASS B COMMON STOCK

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.        Date______________________

________________________________             ________________________________
Stockholder sign here                              Co-owner sign here

1. Election of Directors.
                                              With-         For All
                                       For    hold          Except

                                      /   /    /   /          /   /
      M.A. Fay, O.P.
      C.V. Fricke
      V.G. Istock

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that particular nominee's name. Your shares will be voted for the remaining nominee(s).

                                                      For    Against   Abstain
2. Ratify the appointment of Price Waterhouse
   LLP as independent accountants.                    /  /    /   /      /   /

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

   Mark box at right if you wish only one Annual Report to be mailed to your
   household.       /  /

   Mark box at right if an address change or comment has been noted on the
   reverse side of this card.                 /  /

DETACH CARD